UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2016 (October 18, 2016)

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2016, TetraLogic Pharmaceuticals Corporation (“TetraLogic” or the “Company”) received notice that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for an extension of the previously granted exception for continued listing on The Nasdaq Global Market.

As previously reported in TetraLogic’s Current Report on Form 8-K filed on September 6, 2016, the Panel had granted the Company’s request for continued listing on The Nasdaq Global Market subject to certain conditions, including completion of a conversion of its outstanding 8% convertible senior notes due June 15, 2019 (the “8% Notes”) into equity of the Company by October 15, 2016 (the “Restructuring”).

On October 15, 2016, the Company informed the Panel that it had not yet completed the Restructuring, and subsequently on October 17, 2016, the Company requested that the Panel extend the exception deadline from October 15, 2016 to October 31, 2016 to complete the process of identifying the remaining holders of the 8% Notes and obtaining agreements for conversion of the 8% Notes.

On October 18, 2016, the Panel granted the Company’s request to extend the exception deadline through the end of the month. The Panel noted that the remaining exception deadlines, reported on Company’s Form 8-K filed on September 6, 2016, are still in place.

In the event that the Company is unable to comply with the Restructuring or the other conditions by the exception deadlines, its common stock will be delisted from The Nasdaq Global Market.

The delisting of TetraLogic’s common stock from The Nasdaq Global Market would be considered a fundamental change under the indenture for the 8% Notes, and TetraLogic could be required by the noteholders to purchase for cash all of the outstanding 8% Notes at a purchase price equal to 100% of the principal amount of the 8% Notes ($43.75 million of which are outstanding as of September 30, 2016) plus accrued and unpaid interest. Should all the noteholders exercise their put rights, TetraLogic does not currently have sufficient funds on hand to satisfy those put obligations for the 8% Notes. Among other items under discussion with the holders of the Company’s 8% Notes is a waiver by the holders of 8% Notes of their put right.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2016	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

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